Exhibit 10.2


                       FIRST AMENDMENT TO RIGHTS AGREEMENT

      This FIRST AMENDMENT ("First Amendment") is made and entered into as of the 7th day of December, 2007, by and between First Montauk Financial Corp., a New Jersey corporation (the "Company"), and Continental Stock Transfer & Trust Company, as rights agent (the "Rights Agent").

                              W I T N E S S E T H

      WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement, dated as of August 1, 2007 (the "Rights Agreement");

      WHEREAS, it is proposed that the Company enter into a Note Purchase Agreement (the "Note Agreement") by and between the Company and AEFC FMFK Investment Corp., a Delaware corporation ("Purchaser"), pursuant to which, among other things, the Purchaser will purchase from the Company, and the Company will issue to the Purchaser, the Company's 10% Convertible Secured Note due December 31, 2008 in the aggregate principal amount of up to $2,000,000 (the "Note") which may be converted at any time on or after July 1, 2008, and from time to time thereafter, at the option of the holder thereof into shares ("Conversion Shares") of the Company's Common Stock in accordance with the terms thereof. In addition, under certain circumstances, the Company may be obligated to issue to the Purchaser (i) a warrant to purchase four shares of Common Stock at an exercise price of $0.35 per share for each dollar of principal amount available but not drawn upon under the Note (the "Contingent Warrant") and (ii) a warrant to purchase that number of shares of Common Stock as provided for in the Note, at an exercise price of $0.35 per share (the "Prepayment Warrant" and together with the Contingent Warrant, the "Warrants");

      WHEREAS, the Board of Directors of the Company has approved and adopted the Note Purchase Agreement and the issuance of the Note, the Conversion Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares");

      WHEREAS, pursuant to Section 26 of the Rights Agreement, from time to time prior to the Distribution Date, the Company may, and the Rights Agent shall, if the Company so directs, supplement and amend the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock;

      WHEREAS, no Distribution Date has yet occurred and there is not any Acquiring Person and, in accordance with Section 26 of the Rights Agreement, an officer of the Company has delivered a certificate as to the compliance of this First Amendment with Section 26 of the Rights Agreement;

      WHEREAS, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing; and

      WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Rights Agreement.

      NOW, THEREFORE, in consideration of the premises and agreements set forth herein and in the Rights Agreement, the parties hereto, intending to be legally bound, agree as follows:

      Section 1. Defined Terms. Section 1 of the Rights Agreement is hereby amended to add thereto the following definitions as follows:

       "Conversion Shares" shall mean the shares of Common Stock issuable at any time on or after July 1, 2008, and from time to time thereafter, at the option of the holder thereof upon the conversion of the Note.

      "Contingent Warrant" shall mean the warrant to purchase shares of Common Stock which shall be issued by the Company to the Purchaser if (i) the Company does not draw the full $2,000,0000 principal amount available under the Note, and (ii) the Note has not been prepaid by July 1, 2008.

      "Note" shall mean the 10% Convertible Secured Note due December 31, 2008 in the aggregate principal amount of up to $2,000,000.

      "Note Purchase" shall mean the issuance by the Company to the Purchaser, and the purchase by the Purchaser from the Company, of the Note.

      "Note Purchase Agreement" shall mean that certain Note Purchase Agreement, dated as of December 7, 2007, by and between the Company and the Purchaser, as it may be amended from time to time.

      "Purchaser" shall mean AEFC FMFK Investment Corp., a Delaware corporation.

      "Prepayment Warrant" shall mean the warrant to purchase shares of Common Stock which shall be issued by the Company to the Purchaser in the event the Company elects to prepay its obligations under the Note.

      "Warrants" shall mean the Contingent Warrant or the Prepayment Warrant.

      Warants Shares" shall mean the shares of Common Stock issuable by the Company upon the exercise of any of the Warrants issued to the Purchaser.

      Section 2. Amendment to Definition of Acquiring Person. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

      "Notwithstanding anything in this Agreement to the contrary, neither Purchaser nor any of its existing or future Affiliates or Associates shall be deemed to be an Acquiring Person solely by virtue of (i) the approval, execution or delivery of the Note Purchase Agreement, (ii) the issuance of the Note, the Conversion Shares, the Warrants or the Warrant Shares, (iii) the purchase by Purchaser or any of its existing or future Affiliates or Associates of all or any of the 3,300,308 shares Common Stock owned by the Okun Parties; (iv) the approval, execution or delivery of any agreement with respect to the purchase by Purchaser or any of its existing or future Affiliates or Associates of all or any of the 3,300,308 shares of Common Stock owned by the Okun Parties; (iv) the public or other announcement of the Note Purchase Agreement or any of the transactions contemplated thereby, or the purchase by Purchaser or any of its existing or future Affiliates or Associates of all or any of the 3,300,308 shares of Common Stock owned by the Okun Parties, (v) the consummation of the Note Purchase or (vi) the consummation of any other transaction contemplated by the Note Purchase Agreement or any agreement to purchase all or any of the 3,300,308 shares Common Stock owned by the Okun Parties."


      Section 3. Termination of the Note Purchase Agreement. If for any reason the Note Purchase Agreement is terminated, then this First Amendment shall be of no further force and effect and the Rights Agreement shall remain exactly the same as it existed immediately prior to the effectiveness of this First Amendment.

      Section 4. Effectiveness. This First Amendment shall be deemed effective as of, and immediately prior to, the execution and delivery of the Note Purchase Agreement. Except as amended by this First Amendment, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected by this First Amendment.

      Section 5. Severability. If any provision of this First Amendment, or the application of such provision to any person or circumstance, shall be held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the provisions of this First Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      Section 6. Counterparts. This First Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 7. Governing Law. This First Amendment shall be deemed to be a contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

      Section 8. Waiver of Notice. The Company and the Rights Agent hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this First Amendment.

      Section 9. Descriptive Headings. Descriptive headings of the several sections of this First Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this First Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and year first written above.


                                    FIRST MONTAUK FINANCIAL CORP

                                           /s/ Victor K. Kurylak
                                           ---------------------------------
                                    Name:  Victor K. Kurylak
                                    Title: President and Chief Executive Officer

                                    CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Rights Agent



                                    By:    /s/ Gregory Denman
                                           -------------------------------------
                                    Name:  Gregory Denman
                                    Title: Vice President